EXECUTION COPY
                                                                  EXHIBIT 10.1

                      PREPAYMENT AND TERMINATION AGREEMENT


     This Prepayment and Termination Agreement (this "Agreement") is dated as of October 14, 2005 and is made by and between Valhi, Inc., a Delaware corporation ("Valhi"), Snake River Sugar Company, an Oregon cooperative corporation ("Snake River") and Wells Fargo Bank Northwest, N.A. ("WFB", and formerly known as First Security Bank, National Association).

                             PRELIMINARY STATEMENTS


A. Snake River and Valhi are parties to a Subordinated Loan Agreement dated January 3, 1997, as amended and restated May 14, 1997, and as further amended as of November 30, 1998 and October 19, 2000 (collectively, as so amended, the "Subordinated Loan Agreement").
B. Snake River and Valhi are parties to a Contingent Subordinate Security Agreement dated as of October 19, 2000 (the "Contingent Subordinate Security Agreement").
C. Snake River and Valhi are parties to a Contingent Subordinate Pledge Agreement dated as of October 19, 2000 (the "Contingent Subordinate Pledge Agreement").
D. Snake River, Valhi and WFB are parties to a Contingent Subordinate Collateral Agency and Paying Agency Agreement dated as of October 19, 2000 (the "Contingent Subordinate Collateral Agency and Paying Agency Agreement").
E. Snake River made a interest payment to Valhi under the Subordinated Loan Agreement on August 31, 2005 in the amount of $1,137,847.23, and Snake River made additional interest payments to Valhi under the Subordinated Loan Agreement on September 30, 2005 in the amounts of $1,963,541.67 and $2,400,000.00.
F. Snake River is currently in compliance with all terms, provisions and covenants to which it is subject under the Subordinated Loan Agreement.
G. Snake River desires to prepay an aggregate of $94,758,211.06 on October 18, 2005 owed to Valhi under the Subordinated Loan Agreement, using funds generated from certain new senior indebtedness of Snake River (the "Senior Notes") issued pursuant to the terms of a note purchase agreement (the "Note Purchase Agreement") dated as of October 17, 2005, and Valhi desires to accept such prepayment, in return for which Valhi is willing to discharge Snake River's remaining obligations under the Subordinated Loan Agreement, and certain other agreements related to the Subordinated Loan Agreement would be terminated.
H. In connection with Snake River's issuance of the Senior Notes pursuant to the Note Purchase Agreement, certain agreements to which certain of Valhi's subsidiaries are a party will require amendment or restatement.

     NOW THEREFORE, in consideration of the foregoing and upon the full and complete satisfaction of the conditions precedent to the effectiveness of this Agreement set forth in Section 5 hereof, and for other good and sufficient consideration, the receipt of which is hereby acknowledged, the parties do hereby agree as follows:


1.   Definitions.

     1.1. The terms "Subordinated Notes" and "Obligations" have the same meaning as defined in the Subordinated Loan Agreement.
     1.2. The term "Discharged Documents" means the Subordinated Loan Agreement, the Subordinated Notes and any ancillary instruments, documents or agreements related thereto.
     1.3. The term "ASC" means ASC Holdings, Inc., a Utah corporation and an indirectly, wholly-owned subsidiary of Valhi.
     1.4. The term "Trust" means the Amalgamated Collateral Trust, a business trust organized under the laws of the state of Delaware, whose sole Certificate of Beneficial Interest is held by ASC.

2. Prepayment. Notwithstanding Section 8.1(g) or any other provision of the Subordinated Loan Agreement, Valhi and Snake River agree that Snake River's $94,758,211.06 prepayment under the Subordinated Loan Agreement will be applied as follows: (i) first, $80 million will be applied to the outstanding principal amount of the Subordinated Notes; and (ii) second, $14,758,211.06 will be applied to accrued and unpaid interest owed on the Obligations.
3. Discharge and Termination. After application of the $94,758,211.06 prepayment under the Subordinated Loan Agreement as described in Section 2 of this Agreement, Valhi and Snake River agree that (i) all remaining Obligations of Snake River under the Discharged Documents, including without limitation the remaining amount of accrued and unpaid interest owed on the Obligations, shall be forgiven and discharged and the Obligations and Discharged Documents shall be considered performed and satisfied; (ii) Snake River shall be released from and owe no further Obligations to Valhi under the Discharged Documents, and Snake River shall be fully released from all Obligations under the Discharged Documents; and (iii) the Discharged Documents shall be terminated.
4. Termination of Other Agreements. Concurrent with the termination of the Discharged Documents as provided in Section 3 of this Agreement, each of the Contingent Subordinate Security Agreement, the Contingent Subordinate Pledge Agreement and the Contingent Subordinate Collateral Agency and Paying Agency Agreement shall be terminated, and Snake River shall be released from and have no further obligation or duty under each of the Contingent Subordinate Security Agreement, the Contingent Subordinate Pledge Agreement and the Contingent Subordinate Collateral Agency and Paying Agency Agreement. Valhi agrees that all security interests granted to it to secure the Obligations are hereby terminated, and Valhi authorizes Snake River and WFB, as applicable, to take any action necessary to reflect the termination of such security interests, including without limitation the filing of UCC termination statements and the return of any collateral held by Valhi or WFB.
5. Conditions Precedent. Each of the following shall be considered a condition precedent to the effectiveness of this Agreement:
     5.1. Snake River shall have made the $94,758,211.06 prepayment to Valhi under the Subordinated Loan Agreement as provided for in Section 2 herein;
     5.2. Valhi, Snake River and the purchasers of the Senior Notes shall have entered into an agreement, on terms acceptable to Valhi, pursuant to which Valhi would be granted an option to purchase all, and only all, of the Senior Notes from the holders thererof;
     5.3. The Company Agreement of The Amalgamated Sugar Company LLC, a limited liability company organized pursuant to the Delaware Limited Liability Company Act, as amended, shall be amended and restated on terms acceptable to ASC.
     5.4. The Deposit Trust Agreement relating to the Trust shall be amended on terms acceptable to ASC.
     5.5. The terms of a pledge agreement entered into between ASC and Snake River shall be amended and restated on terms acceptable to ASC.
     5.6. The terms of a pledge agreement entered into between the Trust and Snake River shall be amended and restated on terms acceptable to ASC.
     5.7. The terms of a guaranty issued by the Trust in favor of and for the benefit of Snake River shall be amended and restated on terms acceptable to ASC.
6. Representations and Warranties. Each party to this Agreement hereby represents and warrants as follows:
     6.1. Organization  and  Authority.  Each  party  to  this  Agreement  is an organization duly and validly organized and existing and in good standing under the laws of their respective states of incorporation, and each party has the full power to enter into and perform its obligations under this Agreement.
     6.2. Authorization  and   Enforceability.   The  execution,   delivery  and
          performance of this Agreement by each party are within their respective powers and have been duly authorized by all necessary action. This Agreement is the legally valid and binding agreement of each party, enforceable against each party in accordance with its terms.
     6.3. No Violation or Conflict. The execution, delivery and performance of this Agreement by each party does not and will not violate any law or applicable organizational document of each party, or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, agreement, instrument, order, judgment or decree to which it is a party or by which it is bound, which violation, conflict, breach or default would have a material adverse effect on its ability to consummate the transactions contemplated hereby.

7.   Miscellaneous.
     7.1. Governing Law. This Agreement, and the rights of the parties hereto, shall be governed by and construed in accordance with the laws of the State of Idaho.
     7.2. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
     7.3. Severability. If any provision of this Agreement shall be declared void or unenforceable by any court or administrative board of competent jurisdiction, such provision shall be deemed to have been severed from the remainder of this Agreement, and this Agreement shall continue in all other respects to be valid and enforceable.
     7.4. Enforceability and Validity. Each party hereto expressly agrees that this Agreement shall be specifically enforceable in any court of competent jurisdiction in accordance with its terms and against each of the other parties hereto.
     7.5. Successors and Assigns. All of the covenants and agreements contained in this Agreement shall be binding upon, and inure to the benefit of, the respective parties and their successor, assigns, heirs, executors, administrators and other legal representatives, as the case may be.
     7.6. Amendment and Wavier. No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by any party therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto. Any such amendment, modification, termination, wavier or consent shall be effective only in the specific instance and for the specific purpose for which it is given.
     7.7. Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.
     7.8. Further Documents. Each party agrees that it shall cooperate and execute any other document or agreement reasonably necessary to carry out the transactions contemplated by this Agreement.

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


     IN WITNESS WHEREOF, Valhi, Snake River and WFB have each caused this Agreement to be duly executed and delivered by the respective officers thereunto duly authorized as of the date first written above.


SNAKE RIVER SUGAR COMPANY



By:      /s/Dave Budge
         --------------------------------------------------------------
         Dave Budge
         Vice President


VALHI, INC.



By:      /s/Gregory M. Swalwell
         -----------------------------------------------------
         Gregory M. Swalwell
         Vice President


WELLS FARGO BANK NORTHWEST,
N. A.


By:      /s/Brandon Mills
         --------------------------------------------------------------
         Brandon Mills
         Assistant Vice President